UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 7, 2006

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

480 Pleasant Street, Lee, Massachusetts  01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Item 8.01.         Other Events.

Wave Systems Corp. announced today that it has reached a settlement in principle of all claims asserted by the plaintiffs in the pending class action securities litigation captioned  Brumbaugh et al. v. Wave Systems Corp. et al., Civ. No. 04-30022-MAP (D. Mass.). The settlement must be approved by the Court before it is final.  The previously announced action named the Company, Steven K. Sprague (the Company’s CEO) and Gerard T. Feeney (the Company’s CFO) as defendants, and asserted claims arising under the Securities Exchange Act of 1934 concerning certain disclosures in 2003. In settling the action, Wave Systems and its management have denied all alleged wrongdoing in the action.

Wave, in conjunction with its insurer, has determined to settle the litigation at this time principally to bring the matter to a formal close and to avoid further distraction and negative impact on the company, its management and its financial resources. Further, Wave’s insurer has agreed to pay the plaintiffs a total of $1,750,000 in exchange for the dismissal with prejudice and release of the claims against all defendants. Wave Systems does not have any financial obligation related to the settlement. The terms of the settlement in principle will be committed to formal settlement agreements, and the settlement is subject to court approval, because it was filed as a class action. There is no other pending litigation against Wave.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Steven K. Sprague
Steven K. Sprague
Chief Executive Officer

Dated: July 10, 2006